EXHIBIT 99.1

Contacts:

Layne Christensen Company	The Equity Group Inc.
Jim Easter	Devin Sullivan
Chief Financial Officer	Sr. Vice President
281-475-2694	212-836-9608
www.layne.com	dsullivan@equityny.com

Jenny Caulk	Thomas Mei
Director of Communications	Associate
913-677-6852	212-836-9614
jenny.caulk@layne.com	tmei@equityny.com

FOR IMMEDIATE RELEASE

John T. Nesser III Elected to Layne Christensen’s Board of Directors

THE WOODLANDS, TX, August 29, 2013 – Layne Christensen Company (Nasdaq: LAYN) ("Layne" or the "Company") today announced that on August 23, 2013 the Board of Directors elected John T. Nesser III as an independent director, effective September 5, 2013.  Mr. Nesser will fill the vacancy created by the retirement from the Board of Jeffrey J. Reynolds on June 6, 2013.

Mr. Nesser, 64, brings 40 years of executive, corporate, and legal experience to Layne, including a proven record of success in the international oil & gas, engineering & construction, and maritime industries. Beginning in 1998 through his retirement in July 2011, Mr. Nesser held positions of increasing responsibility at McDermott International, a NYSE–listed international engineering and construction company, including Chief Operating Officer responsible for all worldwide operations, Chief Administrative and Legal Officer and General Counsel.   During his tenure at McDermott, Mr. Nesser directed efforts to improve project capture and backlog enhancement, project execution, financial performance, safety, and shareholder return. Prior to joining McDermott, Mr. Nesser spent seven years as a partner, and then 13 years as a co-founding partner, of two major law firms.

Mr. Nesser holds a BS from Louisiana State University, and a JD from the Louisiana State University Law Center.  He is a member of the Louisiana and Texas bar associations, the Board of Directors of Thermon Group Holdings, Inc., the Louisiana State University Law Center Board of Trustees, and the Board of Directors of Boys & Girls Country of Houston.

Rene Robichaud, Chief Executive Officer of Layne, said, "John brings an impressive level of experience, skills and a proven record of achievement to Layne.  We welcome him to the Board and look forward to his counsel and contributions."

Layne Christensen Company

Layne is a global water management, construction and drilling company, providing responsible solutions to the world of essential natural resources — water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence, and integrity.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management's intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as "should," "intended," "continue," "believe," "may," "hope," "anticipate," "goal," "forecast," "plan," "estimate" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to: the outcome of the ongoing internal investigation into, among other things, the legality, under the FCPA and local laws, of certain payments to agents and other third parties interacting with government officials in certain countries in Africa relating to the payment of taxes and the importing of equipment (including any government enforcement action which could arise out of the matters under review or that the matters under review may have resulted in a higher dollar amount of payments or may have a greater financial or business impact than management currently anticipates), prevailing prices for various commodities, unanticipated slowdowns in the Company's major markets, the availability of credit, the risks and uncertainties normally incident to the construction industry, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this filing, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

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